[LOGO]

October 21, 1998

Sanford Fitch
52 Flood Circle
Atherton, CA 94027

Dear Sandy:

This letter is to confirm the agreement between you and Conceptus, Inc. ("Company") regarding your separation from employment with the Company.

1. Your employment with the Company will terminate on October 31,1998. Although you are not otherwise entitled to receive any further payments from the Company, after you sign this letter the Company will pay you in twelve equal installments over a six month period, eighty-eight thousand one hundred and thirty dollars ($88,130), less all applicable withholdings, which is equal to six (6) months of your current base salary. The Company will pay directly to Guardian your monthly medical insurance premiums for a period of six months after October 31, 1998, for the level of your medical insurance coverage in effect on October 31, 1998. Thus you will have company paid COBRA coverage through April 30, 1999.

2. You may take off as much time as is necessary to search for new employment. On your termination date you will be paid for all of your accrued but unused vacation time.

3. In the event that you have not found regular full time employment by May 1, 1999, an additional three months salary will be paid as severance as well as three additional months of company paid COBRA benefits.

4. You will also receive out placement assistance in the amount of two thousand five hundred dollars ($2,500).

5. You will remain on the Board for the foreseeable future with Board compensation per plan.

6. You will retain use of your office and your voice mail until your job search is complete.

7. In consideration for receiving the severance payments described above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against Company or its predecessors, successors, subsidiaries, officers, directors, agents, employees and assign, with respect to any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination based on sex, age, race, national origin, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, and all other laws and regulations relating to employment.

1021 Howard Avenue, San Carlos, CA 94070  Phone: 415/802-7240  Fax: 415/508-7600

Sanford Fitch Separation Agreement
October 21, 1998
Page 2

8.   You  expressly  waive and  release  any and all rights and  benefits  under
     Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

9. At all times in the future, you will remain bound by Confidentiality and Nondisclosure Agreement signed by you on December 19, 1994, a copy of which is attached.

10. As previously announced, your stock options numbered 531 and 533 totalling 40,000 shares, were repriced to $1.25 per share. You also have one option still in the money, option number 68 for 50,000 shares. All of these options will remain available for purchase until sixty days after the later of: (1) termination of severance, or (2) termination of board service.

11. You will receive an extension on the stock purchase loan made to you on March 1, 1995 until the later of: (1) termination of severance, or (2) termination of board service.

12. You agree that you will not disclose to others the fact or terms of this letter, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you.

13. You agree that this letter renders null and void any and all prior agreements between you and the Company.

Please indicate your agreement with the above terms by signing below.

Sincerely,

/s/ Kathryn Tunstall

Kathryn Tunstall
President and CEO



My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand the foregoing letter and that I sign this release of claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.

Signed: /s/ Sanford Fitch                                  Dated: 10/23/98
       -------------------------                                 ---------------